AMENDMENT AGREEMENT NO. 2

                                 to that certain

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                          dated as of January 28, 1999

         This AMENDMENT NO. 2 (the "Amendment"), dated as November 10, 2000, among Morgan Drive Away, Inc., TDI, Inc. and Morgan Finance, Inc. (collectively, the "Borrowers"), The Morgan Group, Inc. (the "Parent", and together with the Borrowers, the "Obligors"), Fleet National Bank (formerly known as BankBoston, N.A.), and Fleet National Bank (formerly known as BankBoston, N.A.), as agent for the Banks (the "Agent").

         WHEREAS, the Obligors, the Banks and the Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of January 28, 1999, as amended (as so amended, the "Credit Agreement"); and

         WHEREAS, the Obligors have requested that the Banks and Agent agree, and the Banks and the Agent have agreed, on the terms and subject to the conditions set forth herein, to amend certain provisions of the Credit Agreement.

         NOW THEREFORE, the parties hereto hereby agree as follows:

         ss.1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         ss.2. Amendment of Credit Agreement. The Credit Agreement shall be amended as follows:

         (a) The  definitions  of  "Applicable  Base Rate  Margin",  "Applicable
Commitment Fee", "Applicable Eurodollar Rate Margin", "Pricing Table", Term Loan", "Term Note", "Term Note Record" and "Term Out Date" contained in ss.1.1 of the Credit Agreement are hereby deleted in their entirety.

         (b) The definition of " Base Rate Loan" contained in ss.1.1 of the Credit Agreement is hereby amended by the words "and all or any portion of the Term Loan" contained herein.

         (c) The definition of "Drawdown Date" in ss.1.1 of the Credit Agreement is hereby amended by (i) deleting the words "the Term Out Date," following the words "is to be made," and (ii) deleting the words "or all or any portion of the Term Loan is converted or continued in accordance with ss.4.5(b)" at the end thereof.

         (d) The definition of "Loans" contained in ss.1.1 of the Credit Agreement is hereby amended by deleting the words "and the Term Loan" at the end thereof.

         (e) The Definition of "Maturity Date" contained in ss.1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "Maturity Date.  January 28, 2001."

         (f) The definition of "Notes" contained in ss.1.1 of the Credit Agreement is hereby amended by deleting the words "Term Notes and the" contained herein.

         (g) The definition of "Type" contained in ss.1.1 of the Credit Agreement is hereby amended by deleting the words "or all or any portion of the Term Loan" contained herein.

         (h) Section 2.1 of the Credit Agreement is hereby amended by deleting the words "Term Out Date" following the words "up to but not including the" and replacing them with the words "Maturity Date".

         (i) Section 2.2 of the Credit Agreement is hereby amended (i) deleting the words "the Applicable Commitment Fee" following the words "a commitment fee equal to" and replacing them with the words "one percent (1.0%) per annum, and
(ii) by deleting the words "Term Out Date" in each place where they occur and replacing them with the words "Maturity Date".

         (j) Section 2.5 of the Credit Agreement is hereby amended by (i) deleting the words "(ii) the Applicable Base Rate Margin" following the words "equal to the sum of (i) the Base Rate plus" and replacing them with the words "(ii) one and one-quarter of one percent (1.25%) per annum", and (ii) deleting the words "(ii) the Applicable Eurodollar Rate Margin" following the words "equal to the sum of (i) the Eurodollar Rate plus" and replacing them with the words "(ii) two and three- quarters of one percent (2.75%) per annum".

         (k) Section 2.9 of the Credit Agreement is hereby amended by deleting said Section 2.9 in its entirety and replacing it with the following:

                  "2.9.  Intentionally Omitted."

         (l) Section 3.1 of the Credit Agreement is hereby amended by deleting the words "Term Out Date" in each place where they occur and replacing them with the words "Maturity Date".

         (m) Section 4 of the Credit Agreement is hereby amended by deleting said Section 4 in its entirety and replacing it with the following:

                  "4.  INTENTIONALLY OMITTED."

         (n) Section 5.1.1 of the Credit Agreement is hereby amended by deleting the amount of "$12,000,000" contained therein and replacing it with the amount of "$6,700,000".

         (o) Section 5.1.3 of the Credit Agreement is hereby amended by deleting the words "Term Out Date" contained therein and replacing them with the words "Maturity Date".

         (p) Section 6.3 of the Credit Agreement is hereby amended by deleting the words "Term Out Date" contained in the last sentence thereof and replacing them with the words "Maturity Date".

         (q) Section 6.5 of the Credit Agreement is hereby amended by deleting the words "and the Term Note Records" contained in the third sentence thereof in their entirety.

         (r) Section 10.4 of the Credit Agreement is hereby amended by deleting said Section 10.4 in its entirety and replacing it with the following:

                  "10.4. Distributions. None of the Parent, the Borrowers nor any of their Subsidiaries will make any Distributions, except that so long as no Default or Event of Default shall have occurred and be continuing and none would result therefrom, any of the Borrowers and their Subsidiaries may make Distributions to the Parent or to another Borrower."

         (s) Section 11.6 of the Credit Agreement is hereby amended by deleting said Section 11.6 in its entirety and replacing it with the following:

                  "11.6. Minimum Income. The Obligors will not permit Consolidated Net Income, commencing with the calendar month ending June 30, 2000, to be less than (i) $1.00 for any calendar month ending on or prior to September 30, 2000, (ii) ($300,000) for the calendar month ended October 31, 2000, and (iii) $1.00 for any calendar month thereafter."

         (t) Section 27 of the Credit Agreement is hereby amended by deleting the words "the Term Out Date and" contained in the second sentence thereof in their entirety.

         (u) In connection with the reduction of the Total Commitment to $7,700,000 Schedule 1 to the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

         ss.3. Limited Waiver. The Obligors have informed the Agent and the Banks that the Obligors have failed to comply with the covenant set forth in Sections 11.2(b) of the Credit Agreement for the period ending September 30, 2000, and have requested that the Agent and each of the Banks waive such non-compliance. Upon the effectiveness of this Amendment, the Agent and each of the Banks hereby waive compliance with the provisions of Section 11.2(b) of the Credit Agreement solely for the period ended September 30, 2000. The waiver given herein is limited strictly to its terms and shall apply only to the specific provisions described herein. The waiver contained herein shall not extend to or affect any other obligations of the Obligors or their Subsidiaries contained in the Credit Agreement or any other Loan Documents and shall not impair or prejudice any rights consequent thereon. Nothing contained in this waiver shall be construed to imply a willingness on the part of the Agent and the Banks to grant any similar or other future waivers of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

         ss.4. Representations and Warranties. The Obligors hereby jointly and severally represent and warrant to the Banks as follows:

         (a) The execution and delivery by the Obligors of this Amendment and all other instruments and agreements required to be executed and delivered by the Obligors in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by the Obligors of their obligations and agreements under the Amendment Documents and the Credit Agreement as amended hereby, are within the corporate authority of each of the Obligors, have been authorized by all necessary corporate proceedings on behalf of each of such Persons, and do not and will not contravene any provision of law or any of such Persons' charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon any of such Persons.

         (b) The Amendment Documents and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Obligors, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

         (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Obligors of the Amendment Documents or the Credit Agreement as amended hereby, or the consummation by the Obligors of the transactions among the parties contemplated hereby and thereby or referred to herein.

         (d) The representations and warranties contained in ss.8 of the Credit Agreement were correct at and as of the date made. Except to the extent that the facts upon which such representations and warranties were based have changed in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse), such representations and warranties also are correct at and as of the date hereof.

         (e) The Obligors have performed and complied in all material respect with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default or condition which, with either or both the giving of notice or the lapse of time, would result in a Default or an Event of Default upon the execution and delivery of the Amendment Documents or otherwise.

         ss.5.   Conditions  to  Effectiveness.   This  Amendment  shall  become
effective as of the date hereof upon satisfaction of each of the conditions precedent set forth in thisss.5:

         (a) Delivery. The Obligors, the Banks and the Agent shall have executed and delivered this Amendment.

         (b) Amendment Fee. The Obligors shall have paid an amendment fee in the amount of [$11,550] to the Agent for the benefit of the Banks.

         (c) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Agent, and the Agent shall have received copies of all final documents relating to the Leaseback Transaction, and all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         ss.6. Miscellaneous Provisions. (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

         (b) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

         (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         (d) The Obligors hereby agree to pay to the Agent, on demand by the Agent, all reasonable out-of pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees and expenses).

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                          MORGAN DRIVE AWAY, INC.


                                          By: /s/ Dennis R. Duerksen
                                             -----------------------------------
                                                   Title: Vice President


                                          TDI, INC.


                                          By: /s/ Dennis R. Duerksen
                                             -----------------------------------
                                                   Title: Vice President


                                          MORGAN FINANCE, INC.


                                          By: /s/ Dennis R. Duerksen
                                             -----------------------------------
                                                   Title: Vice President


                                          THE MORGAN GROUP, INC.


                                          By: /s/ Dennis R. Duerksen
                                             -----------------------------------
                                                   Title: Vice President


                                          FLEET NATIONAL BANK (formerly known as
                                            BankBoston, N.A.),
                                            individually and as Agent


                                          By:__________________________
                                                   Title:

                                   Schedule 1
                                   ----------

Bank                         Commitment Amount            Commitment Percentage
----                         -----------------            ---------------------
Fleet National Bank          $7,700,000                   100%

                TOTAL:       $7,700,000                   100%